Exhibit 5
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                        MURTHA, CULLINA, RICHTER AND PINNEY
                                    (LETTERHEAD)

                                             May 1, 1996

   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C.  20549

      Re:        Connecticut Natural Gas Corporation
                 Registration Statement on Form S-3 Relating to the Offering and Sale of 700,000 Shares of Common Stock

   Gentlemen:

          This firm is counsel to Connecticut Natural Gas Corporation (the "Company") in connection with the proposed sale and issuance of 700,000 shares of its Common Stock, par value $3.125 per share, as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") today filed with the Commission. We are familiar with the action taken by the Company to date with respect to the authorization of the sale and issuance of such shares of Common Stock pursuant to the Registration Statement and have made such additional investigation as we have considered necessary for purposes of rendering the opinions contained herein.

          It is our opinion that, upon the effectiveness of the Registration Statement, the 700,000 shares of Common Stock which may be sold and issued by the Company in the manner described in the Registration Statement will, when so sold and issued, be legally issued, fully paid and nonassessable.

          We hereby consent to the reference to our firm under the heading "Legal Opinions" in the Prospectus constituting a part of the Registration Statement and the filing of this opinion as an Exhibit to the Registration Statement.

                                         Very truly yours,
                                         MURTHA, CULLINA, RICHTER AND PINNEY

                                            S/ Willard F. Pinney, Jr.
                                         --------------------------------------
                                               Willard F. Pinney, Jr.
                                               a Partner of the Firm



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